UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF VIRGINIA
ALEXANDRIA DIVISION

In Re:                                                                                                                 Chapter 11
US Airways, Inc., et al.                                                                                    Case Number: 04-13819
Debtors                                                                                                            Jointly Administered
                                                                                                                        Hon. Stephen S. Mitchell

MONTHLY OPERATING REPORT FOR THE PERIOD
JANUARY 1, 2005 THROUGH JANUARY 31, 2005, AS AMENDED

DEBTORS' ADDRESS:

US Airways, Inc., et al.
2345 Crystal Dr.
Arlington, VA 22227

DEBTORS' ATTORNEYS:

Brian P. Leitch, Esq.
Daniel M. Lewis, Esq.
Michael J. Canning, Esq.
ARNOLD & PORTER LLP
370 Seventeenth Street, Suite 4500
Denver, Colorado 80202
(303) 863-1000

Lawrence E. Rifken, Esq. (VSB No. 29037)
Douglas M. Foley, Esq. (VSB No. 34364)
McGUIREWOODS LLP
1750 Tysons Boulevard, Suite 1800
McLean, VA 22102-4215
(703) 712-5000

REPORT PREPARER:

US Airways, Inc., et al.

I declare under penalty of perjury that the information contained in this monthly operating report (including attached schedules) is true and correct to the best of my knowledge, information and belief.

Dated: May 10, 2005                                                    DEBTOR-IN-POSSESSION

Name/Title: Anita P. Beier                              By:       /s/ Anita P. Beier
Senior Vice President-Finance and Controller
Address: 2345 Crystal Dr.
Arlington, VA 22227
Phone: 703-872-7000

Table of Contents

I.       Monthly Operating Report Cover Page

The purpose of this report is to amend the Consolidated Statement of Operations and Consolidated Balance Sheet as included in the Monthly Operating Report for the month ended January 31, 2005 (January MOR). The January MOR previously reported a gain of $881 million related to the termination of US Airways' three defined benefit pension plans, recorded as Reorganization items, net on the Consolidated Statement of Operations. $24 million has been recognized as a curtailment gain, while $857 million of the gain has been reversed pending resolution of the claim filed against the Company by the Pension Benefit Guaranty Corporation. In addition, the Statements of Operations also reflects a non-cash charge of $91 million related to the elimination of an adjustment for minimum pension liability which had previously been recognized as a component of equity prior to the termination of the plans. The Consolidated Balance Sheet has also been amended, resulting in an increase to Liabilities Subject to Compromise and decrease to Stockholders' Equity (Deficit) of $948 million.

II.       Unaudited Consolidated Financial Statements

A.     US Airways Group, Inc. Condensed Consolidated Statement of Operations, as amended
B.     US Airways Group, Inc. Condensed Consolidated Balance Sheet, as amended

EXHIBIT II-A

US Airways Group, Inc.
Consolidated Statement of Operations
for the period January 1 to January 31, 2005, as amended

(unaudited)
(in thousands)

Operating Revenues
Passenger transportation	$ 421,383
Cargo and freight	5,472
Other	51,496
Total Operating Revenues	478,351
Operating Expenses
Personnel costs	174,241
Aviation fuel	113,935
US Airways Express capacity purchases	66,363
Aircraft rent	39,267
Other rent and landing fees	32,282
Selling expenses	32,540
Aircraft maintenance	27,322
Depreciation and amortization	18,448
Other	108,337
Total Operating Expenses	612,735
Operating Loss	(134,384)
Other Income (Expense)
Interest income	891
Interest expense, net	(24,949)
Reorganization items, net	(70,200)
Other, net	1,109
Other Income (Expense), Net	(93,149)
Loss Before Taxes	(227,533)
Income Tax Provision	-
Net Loss	$ (227,533)

EXHIBIT II-B

US Airways Group, Inc. Consolidated Balance Sheet as of January 31, 2005, as amended

(unaudited, in thousands)
Current Assets
Cash and cash equivalents	$543,063
Restricted cash	100,984
Receivables, net	288,456
Materials and supplies, net	165,927
Prepaid expenses and other	169,768
Total Current Assets	1,268,198

Property and Equipment
Flight equipment	3,300,563
Ground property and equipment	374,565
Less accumulated depreciation and amortization	(333,977)
3,341,151
Purchase deposits for flight equipment	93,007
Total Property and Equipment	3,434,158

Other Assets
Goodwill	2,489,638
Other intangibles, net	529,350
Restricted cash	554,216
Other assets, net	93,694
Total Other Assets	3,666,898
Total Assets	8,369,254

Current Liabilities
Current maturities of debt and capital lease obligations	729,539
Accounts payable	379,851
Traffic balances payable and unused tickets	861,909
Accrued aircraft rent	7,408
Accrued salaries, wages and vacation	171,474
Other accrued expenses	293,378
Total Current Liabilities	2,443,559

Noncurrent Liabilities and Deferred Credits
Long-term debt and capital lease obligations, net of current maturities	-
Deferred gains and credits, net	43,286
Postretirement benefits other than pensions	1,906
Employee benefit liabilities and other	242,102
Total Noncurrent Liabilities and Deferred Credits	287,294

Liabilities Subject to Compromise	6,179,807

Commitments and Contingencies

Stockholders' Deficit
Class A Common Stock	50,616
Class B Common Stock	5,000
Paid-in capital	410,133
Accumulated deficit	(1,012,627)
Common stock held in treasury, at cost	(2,815)
Deferred compensation	(11,612)
Accumulated other comprehensive income	19,899
Total Stockholders' Deficit	(541,406)
Total Liabilities and Stockholders' Deficit	$8,369,254